INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Number _______	__** Shares

HANCOCK JAFFE LABORATORIES, INC.

COMMON STOCK

Authorized Capital Stock: 32,000,000 Shares

Common Stock: 30,000,000 Shares, $0.00001 par value	Preferred Stock: 2,000,000 Shares, $0.00001 par value

This Certifies That                    * *                     IS THE REGISTERED HOLDER OF   (**)                     SHARES OF THE COMMON STOCK OF

hancock jaffe laboratories, inc.

HEREINAFTER DESIGNATED “THE CORPORATION,” TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES OF SHARES OF STOCK OF THE CORPORATION AND UPON THE HOLDERS THEREOF MAY BE OBTAINED BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THE SHARES REPRESENTED HEREBY ARE RESTRICTED TO THE TRANSFER AS DESCRIBED OR SET FORTH ON THE REVERSE SIDE HEREOF.

WITNESS The Seal of the Corporation and the Signatures of its duly authorized officers this day of .

WILLIAM ABBOTT, PRESIDENT	WILLIAM ABBOTT, SECRETARY

FOR VALUE RECEIVED, _______________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO ___________________________________________________________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _____________________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION, WITH FULL POWER OF SUBSTITUTION ON THE PREMISES.

DATED _____________________, ________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 OF THE ACT.